UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2007 (June 29, 2007)
LINN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (281) 840-4000
NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     Purchase and Sale Agreement
     On July 2, 2007, Linn Energy, LLC (the “Company”) announced that on June 29, 2007, it entered into a definitive purchase agreement to acquire certain oil and gas properties in the Mid-Continent from Dominion Resources, Inc. (the “Dominion Acquisition”) for a contract price of $2.05 billion, subject to customary purchase price adjustments. The Company anticipates that the Dominion Acquisition will close on or before October 1, 2007, subject to customary closing conditions. There can be no assurance that all of the conditions to closing the Dominion Acquisition will be satisfied. The Company’s obligation to close the Dominion Acquisition is conditioned on the receipt of financing.
     Commitment Letter
     On June 29, 2007, the Company received a firm commitment from the lenders under its Senior Secured Revolving Credit Facility (“Credit Facility”) to provide an increase in the Company’s borrowing base under the Credit Facility from $765 million to approximately $1.6 — $1.8 billion upon the closing of the Dominion Acquisition.
     Class D Unit and Common Unit Purchase Agreement
     On June 29, 2007, the Company also executed a unit purchase agreement for a private placement of $1.5 billion of equity securities to third party investors, consisting of 12,999,989 Units and 34,997,005 Class D Units, or a total of 47,996,994 units, at a negotiated, blended price per unit of $31.25. Management believes that the proceeds, net of expenses, from this equity private placement, together with funds available under the Company’s Credit Facility, will fully fund the purchase price of the Dominion Acquisition and that additional equity financing will not be necessary. The issuance of the Class D Units and Units is subject to customary closing conditions, including the closing of the Dominion Acquisition, and there can be no assurance that all of the conditions to closing will be satisfied.
     The Class D Units represent a class of equity securities that is entitled to a special quarterly distribution equal to 115% of the distribution received by the holders of Units, has no voting rights other than as required by law and is subordinated to the Units on dissolution and liquidation. The Class D Units may convert into Units if the conversion is approved by a vote of the Company’s unitholders. The Company has agreed to hold a meeting of its unitholders to consider this proposal as soon as reasonably practicable, but no later than 120 days from the closing date. The Class D Units and Common Units will be issued and sold in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.
     On July 2, 2007, the Company issued a press release related to the Dominion Acquisition and related private placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated into this Item 1.01 by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     The disclosure set forth above under Item 1.01 to this Current Report is hereby incorporated by reference into this Item 3.02.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
Not applicable.
(b) Pro forma financial information.
Not applicable.

(c) Shell company transactions.
Not applicable.
(d) Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release of Linn Energy, LLC dated July 2, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Linn Energy, LLC

Date: July 2, 2007	/s/ Charlene A. Ripley
Charlene A. Ripley
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release of Linn Energy, LLC dated July 2, 2007.